Exhibit 10.2

December 11, 2019

STRICTLY CONFIDENTIAL

Diffusion Pharmaceuticals Inc.

1317 Carlton Avenue, Suite 200

Charlottesville, Virginia 22902

Attn: David G. Kalergis, Chief Executive Officer

Dear Mr. Kalergis:

This letter agreement (this “Agreement”) constitutes the agreement between Diffusion Pharmaceuticals Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”), that Wainwright shall serve as the exclusive agent or underwriter in any offering (each, an “Offering”) of securities of the Company (the “Securities”) during the Term (as hereinafter defined) of this Agreement. The terms of each Offering and the Securities issued in connection therewith shall be mutually agreed upon by the Company and Wainwright and nothing herein implies that Wainwright would have the power or authority to bind the Company and nothing herein implies that the Company shall have an obligation to issue any Securities. It is understood that Wainwright’s assistance in an Offering will be subject to the satisfactory completion of such investigation and inquiry into the affairs of the Company as Wainwright deems appropriate under the circumstances and to the receipt of all internal approvals of Wainwright in connection with the transaction. The Company expressly acknowledges and agrees that Wainwright’s involvement in an Offering is strictly on a reasonable best efforts basis and that the consummation of an Offering will be subject to, among other things, market conditions. The execution of this Agreement does not constitute a commitment by Wainwright to purchase the Securities and does not ensure a successful Offering of the Securities or the success of Wainwright with respect to securing any other financing on behalf of the Company. Wainwright may retain other brokers, dealers, agents or underwriters on its behalf in connection with an Offering, subject to the Company’s prior written consent.

A.     Compensation; Reimbursement. At the closing of each Offering (each, a “Closing”), the Company shall compensate Wainwright as follows:

1.

Cash Fee. The Company shall pay to Wainwright a cash fee equal to 8.0% of the aggregate gross proceeds raised in each Offering. In the event that an Offering is an offering underwritten by Wainwright, such fee shall be payable as an underwriter discount applied to the purchase of Securities by Wainwright. In the event that an Offering does not involve a purchase of the Securities by Wainwright, such fee shall be payable in cash to an account specified in writing by Wainwright.

430 Park Avenue  |  New York, New York 10022  |  212.356.0500  |  www.hcwco.com

Member: FINRA/SIPC

2.

Warrant Coverage. The Company shall issue to Wainwright or its designees warrants (the “Wainwright Warrants”) to purchase that number of shares of common stock of the Company equal to 5.0% of the aggregate number of shares of common stock (or common stock equivalent, if applicable) purchased in each Offering (and if an Offering includes a “greenshoe” option component, such number of shares of common stock underlying such additional option component, with the Wainwright Warrants issuable upon the closing of the exercise of such option). If the Securities included in an Offering are convertible, the number of shares of common stock underlying the Wainwright Warrants shall be determined by dividing the gross proceeds raised in such Offering from the sale of shares of common stock (or common stock equivalent, if applicable) divided by the Offering Price (as defined hereunder). The Wainwright Warrants shall have the same terms as the warrants, if any, issued to investors in the applicable Offering, except that such Wainwright Warrants shall have an exercise price equal to 125% of the offering price per share (or unit, if applicable) in the applicable Offering (such price, the “Offering Price”). If no warrants are issued to investors in an Offering, the Wainwright Warrants shall be in a customary form (including, without limitation, with respect to anti-dilution rights) reasonably acceptable to Wainwright, have a term of five (5) years and an exercise price equal to 125% of the Offering Price.

3.

Expense Allowance. The Company also agrees to pay Wainwright, (a) out of the proceeds of each Closing, a management fee equal to 1.0% of the gross proceeds raised in such Offering, and (b) out of the proceeds of the first Closing, (i) the additional reimbursable amount payable by the Company pursuant to Paragraph D.3 hereunder, (ii) $25,000 for non-accountable expenses and (iii) up to $100,000 for reasonable and documented fees and expenses of legal counsel and other reasonable and documented out-of-pocket expenses; provided, that such reimbursement amount in no way limits or impairs the indemnification and contribution provisions of this Agreement.

4.

Tail. Wainwright shall be entitled to compensation under clauses (1) and (2) hereunder, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such applicable financing or capital is provided to the Company by investors that Wainwright had contacted about an Offering during the Term or had introduced to the Company during the Term, if such Tail Financing is consummated at any time within the 12-month period following the expiration or termination of this Agreement.

5.

Right of First Refusal. If the Company consummates any Offering pursuant to this Agreement prior to the end of the Term, from the date hereof until the 12-month anniversary following the consummation of the first Offering (if any), the Company or any of its subsidiaries decide to raise funds by means of a public offering or a private placement or any other capital-raising financing of equity (other than an at-the-market offering), equity-linked or debt securities using an underwriter or placement agent, Wainwright (or any affiliate designated by Wainwright) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Wainwright or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, customary provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction and mutually agreeable to the parties. Notwithstanding anything to the contrary in this Agreement, the Company may during the Term enter into potential partnering or other strategic transactions that may include the issuance of Securities, and Wainwright shall not have a right of first refusal to be an advisor or agent for such transaction and such transaction and the related issuance of Securities shall be excluded from the right of first refusal and exclusivity provisions of this Agreement and no amounts shall be due and payable to Wainwright in connection with any such transactions or related issuances; provided that any such issuance shall only be to a entity which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing Securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

B.     Term and Termination of Engagement; Exclusivity. The term of Wainwright’s exclusive engagement will begin on the date hereof and end upon the earlier of (i) the completion of the final Offering contemplated between Wainwright and the Company and (ii) five (5) months after the date hereof (the “Term”). Notwithstanding anything to the contrary contained herein, the Company agrees that the provisions relating to the payment of fees, reimbursement of expenses, right of first refusal, tail, indemnification and contribution, confidentiality, conflicts, independent contractor and waiver of the right to trial by jury will survive any termination or expiration of this Agreement. Notwithstanding anything to the contrary contained herein, the Company has the right to terminate the Agreement for cause in compliance with FINRA Rule 5110(f)(2)(D)(ii). The exercise of such right of termination for cause eliminates the Company’s obligations with respect to the provisions relating to the tail fees and right of first refusal. Notwithstanding anything to the contrary contained in this Agreement, in the event that an Offering pursuant to this Agreement shall not be carried out for any reason whatsoever during the Term, the Company shall be obligated to pay to Wainwright its actual and accountable out-of-pocket expenses related to an Offering (including the fees and disbursements of Wainwright’s legal counsel) in an amount not to exceed $50,000 in the aggregate. During the Term: (i) the Company will not, and will not permit its representatives to, other than in coordination with Wainwright, contact or solicit institutions, corporations or other entities in connection with a potential Offering and (ii) the Company will not pursue any financing transaction which would prohibit the consummation of the Offering. Furthermore, the Company agrees that during Wainwright’s engagement hereunder, all inquiries from prospective investors will be referred to Wainwright; provided, that any such investors, with whom Wainwright does not have prior relationship, shall not be deemed to have been contacted or introduced to the Company by Wainwright and shall not be subject to the terms and conditions of Paragraph A.4 with respect to any Tail Financing. Additionally, except as set forth hereunder, the Company represents, warrants and covenants that no brokerage or finder’s fees or commissions are or will be payable by the Company or any subsidiary of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other third-party with respect to any Offering; provided, that Wainwright acknowledges that the Company has engaged Brookline Capital Markets on a monthly retainer basis to provide corporate finance advice.

C.     Information; Reliance. The Company shall furnish, or cause to be furnished, to Wainwright all information reasonably requested by Wainwright for the purpose of rendering services hereunder and conducting due diligence (all such information being the “Information”) and, in addition, the Company agrees to make available to Wainwright upon its reasonable request from time to time the officers, directors, accountants, counsel and other advisors of the Company; provided, in each case, that such access shall be during normal business hours and upon reasonable advance notice, shall not interfere with the normal operation of the Company’s business and shall not require provision of any information subject to attorney-client or other privilege. The Company recognizes and confirms that Wainwright (a) will use and rely on the Information, including any documents provided to investors in each Offering (the “Offering Documents”) which shall include any Purchase Agreement (as defined hereunder), and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Offering Documents or the Information and such other information (other than information provided by Wainwright for inclusion in the Offering Documents); and (c) will not make an appraisal of any of the assets or liabilities of the Company; provided, that notwithstanding the foregoing, Wainwright agrees and acknowledges that (i) any projections or other forward-looking statements included in the Information are not to be viewed as facts, are not a guarantee of performance and actual results may vary materially from such projections, forward-looking statements or other Information and (ii) the Company does not make any representations or warranties with respect to any Information except and to the extent explicitly set forth in a definitive underwriting agreement (or other analogous document). Upon reasonable request and advance notice, the Company will meet with Wainwright or its representatives to discuss all information relevant for disclosure in the Offering Documents and will cooperate in any investigation undertaken by Wainwright thereof, including any document included or incorporated by reference therein. At each Offering, at the reasonable request of Wainwright, the Company shall deliver such customary legal letters (including, without limitation, negative assurance letters), opinions, comfort letters, officers’ and secretary certificates and good standing certificates, all in form and substance reasonably satisfactory to Wainwright and its counsel.

D.     Related Agreements. In connection with each Offering, the Company shall enter into the following additional agreements:

1.

Underwritten Offering. If an Offering is an underwritten Offering, the Company and Wainwright shall enter into a customary underwriting agreement in form and substance reasonably satisfactory to the Company, Wainwright and their respective counsels.

2.

Best Efforts Offering. If an Offering is on a best efforts basis, the sale of Securities to the investors in the Offering will be evidenced by a purchase or subscription agreement (“Purchase Agreement”) between the Company and such investors in a form reasonably satisfactory to the Company and Wainwright. Wainwright shall be a third party beneficiary with respect to the representations and warranties included in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company with responsibility for financial affairs will be available to answer inquiries from prospective investors.

3.

Escrow and Settlement. In respect of each Offering, the Company and Wainwright shall enter into an escrow agreement with a third party escrow agent, which may also be Wainwright’s clearing agent, pursuant to which Wainwright’s compensation and expenses shall be paid from the gross proceeds of the Securities sold. If the Offering is settled in whole or in part via delivery versus payment (“DVP”), Wainwright shall arrange for its clearing agent to provide the funds to facilitate such settlement. The Company shall bear the cost of the escrow agent and shall reimburse Wainwright for the actual out-of-pocket cost of such clearing agent settlement and financing, if any, which cost shall not exceed $10,000.

4.

FINRA Amendments. Notwithstanding anything herein to the contrary, in the event that Wainwright determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall not unreasonably withhold, condition or delay its consent to amend this Agreement (or include such revisions in the final underwriting agreement) in writing upon the request of Wainwright to comply with any such rules; provided, that any such amendments shall not provide for terms that are less favorable to the Company than are reflected in this Agreement.

E.     Confidentiality. In the event of the consummation or public announcement of any Offering, Wainwright shall have the right, at its own expense and only after the prior announcement of any such information by the Company, to disclose its participation in such Offering, including, without limitation, the offering at its cost of “tombstone” advertisements in financial and other newspapers and journals.

F.      Indemnity.

1.

In connection with the Company’s engagement of Wainwright, the Company hereby agrees to indemnify and hold harmless Wainwright and its affiliates, and the respective controlling persons, directors, officers, members, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred (collectively a “Claim”), that (A) are related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company in connection with this Agreement or any Offering, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with this Agreement or any Offering, or (B) otherwise relate to or arise out of Wainwright’s activities on the Company’s behalf in connection with this Agreement, and the Company shall reimburse any Indemnified Person for all reasonable and documented expenses (including the reasonable fees and expenses of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any such Claim arising out of this Agreement or any Offering. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence, willful misconduct or fraud of any person seeking indemnification for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Wainwright except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence, willful misconduct or fraud.

2.

The Company further agrees that it will not, without the prior written consent of Wainwright (such consent not to be unreasonably withheld, conditioned or delayed), settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may reasonably be expected to be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim, unless, at the time of such settlement, a court of competent jurisdiction in a final and non-appealable judgment has determined that an Indemnified Person is not entitled to indemnification under the terms hereof.

3.

Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification may be sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion (including a reasonable description of the basis therefor) or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in material prejudice to the Company. If requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that (i) legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or (ii) (x) if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company and (y) legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from, or in addition to, those available to the Company, then, in either case, such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel; provided, that in no event shall the Company be obligated for the fees and expenses of more than one separate law firm (in addition to local counsel, if necessary) for such Indemnified Persons. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle (subject to the written consent of the Company, not to be unreasonably withheld, conditioned or delayed), assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof; provided, that in no event shall the Company be obligation for the fees and expenses of more than one separate law firm (in addition to local counsel, if necessary). In addition, with respect to any Claim in which the Company assumes the defense, the applicable Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

4.

The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason (other than as a result of such Indemnified Person’s gross negligence, willful misconduct or fraud in accordance with Section F.1 above) then (whether or not Wainwright is the Indemnified Person), the Company and Wainwright shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Wainwright, on the other, in connection with Wainwright’s engagement under this Agreement, subject to the limitation that in no event shall the amount of Wainwright’s contribution to such Claim exceed the amount of fees actually received by Wainwright from the Company pursuant to Wainwright’s engagement hereunder. If the allocation provided by the preceding sentence is judicially determined not to be permitted, the Company and Wainwright shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect not only the relative benefits referred to in the preceding sentence but also the relative faults of the Company, on one hand, and Wainwright, on the other hand, as well as any other relevant equitable considerations. The Company hereby agrees that the relative benefits to the Company, on the one hand, and Wainwright on the other, with respect to Wainwright’s engagement shall be deemed to be in the same proportion as (a) the total value paid or received by the Company pursuant to the applicable Offering (whether or not consummated) for which Wainwright is engaged to render services bears to (b) the fee paid to Wainwright in connection with such engagement. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.

The Company’s indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Person may otherwise have at law or at equity.

G.     Limitation of Engagement to the Company. The Company acknowledges that Wainwright has been retained only by the Company, that Wainwright is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Wainwright is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Wainwright or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents. Unless otherwise expressly agreed in writing by Wainwright, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Wainwright, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Wainwright to the Company in connection with Wainwright’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Wainwright shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Wainwright.

H.     Limitation of Wainwright’s Liability to the Company. Wainwright and the Company further agree that none of Wainwright, its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Wainwright and that are finally except to the extent judicially determined to have resulted from the gross negligence, willful misconduct or fraud of Wainwright, its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents.

I.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Wainwright and the Company.

J.     Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery, fax or electronic mail, if sent to Wainwright, at the address set forth on the first page hereof, e-mail: notices@hcwco.com, Attention: Head of Investment Banking, and if sent to the Company, to the address set forth on the first page hereof, e-mail: 1317 Carlton Ave, Suite 200, Charlottesville, Virginia 22902, Attention: David G. Kalergis, Chief Executive Officer, e-mail: dkalergis@diffusionpharma.com. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, notices delivered by fax shall be deemed received as of the date and time printed thereon by the fax machine and notices sent by e-mail shall be deemed received as of the date and time they were sent.

K.     Conflicts. The Company acknowledges that Wainwright and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which Wainwright may acquire information of interest to the Company. Wainwright shall have no obligation to disclose such information to the Company or to use such information in connection with any contemplated transaction. Wainwright acknowledges that the securities laws of the United States prohibit trading in the securities of any issuer while in the possession of any material non-public information with respect to such issuer.

L.     Anti-Money Laundering. To help the United States government fight the funding of terrorism and money laundering, the federal laws of the United States require all financial institutions to obtain, verify and record information that identifies each person with whom they do business. This means Wainwright must ask the Company for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that Wainwright considers appropriate to verify the Company’s identity, such as certified articles of incorporation, a government-issued business license, a partnership agreement or a trust instrument.

M.     Miscellaneous. Each party hereto represents and warrants that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound. This Agreement shall not be modified or amended except in writing signed by Wainwright and the Company. This Agreement shall be binding upon and inure to the benefit of both Wainwright and the Company and their respective assigns, successors, and legal representatives; provided, that no party may assign this Agreement without the other party’s prior written consent. This Agreement constitutes the entire agreement of Wainwright and the Company with respect to the subject matter hereof and supersedes any prior agreements with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile or electronic counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

*********************

In acknowledgment that the foregoing correctly sets forth the understanding reached by Wainwright and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours, H.C. WAINWRIGHT & CO., LLC

By:	/s/ Mark W. Viklund
Name: Mark W. Viklund Title: Chief Executive Officer

Accepted and Agreed:

Diffusion Pharmaceuticals Inc.

By:	/s/ David G. Kalergis
Name: David G. Kalergis
Title: CEO

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